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                                                                    Exhibit 21

                              LIST OF SUBSIDIARIES

Registrant - National Service Industries, Inc.

Registrant owns, directly or indirectly, all of the common stock of the following subsidiaries:


                                                                                               State or Other
                                                                                               Jurisdiction
                                                                                               of Incorporation
Subsidiary                                                Principal Location                   or Organization
-----------------------------------------                 -----------------------              ----------------

Chemical Continental Industries  S.A.R.L.                 Nogent-le-Roi, France                France
Chemical Specialties B.V.                                 Bergen op Zoom, Holland              Netherlands
Graham International B.V.                                 Bergen op Zoom, Holland              Netherlands
Kem Europa B.V.                                           Bergen op Zoom, Holland              Netherlands
Keplime B.V.                                              Bergen op Zoom, Holland              Netherlands
Lithonia Lighting Mexico, S.A. de C.V.                    Monterrey, Nuevo Leon                Mexico
Lithonia Lighting Servicios, S.A. de C.V.                 Monterrey, Nuevo Leon                Mexico
National Service Industries, Inc.                         Atlanta, Georgia                     Georgia
NSI Enterprises, Inc.                                     Atlanta, Georgia                     California
NSI Holdings, Inc.                                        Montreal, Quebec, Canada             Canada
NSI Insurance (Bermuda) Ltd.                              Hamilton, Bermuda                    Bermuda
NSI Leasing, Inc.                                         Atlanta, Georgia                     Delaware
Productos Lithonia Lighting de Mexico, S.A. de C.V.       Monterrey, Nuevo Leon                Mexico
Research Development Industries S.A.                      Nogent-le-Roi, France                France
Resolve S.A.                                              Nogent-le-Roi, France                France
Selig Company of Puerto Rico, Inc.                        Atlanta, Georgia                     Puerto Rico
ZEP Belgium S.A.                                          Brussels, Belgium                    Belgium
ZEP Europe B.V.                                           Bergen op Zoom, Holland              Netherlands
ZEP FRANCE                                                Nogent-le-Roi, France                France
Zep Industries S.A.                                       Nogent-le-Roi, France                France
Zep Italia S.r.l.                                         Aprilia, Italy                       Italy
Zep Manufacturing B.V.                                    Bergen op Zoom, Holland              Netherlands
Zep Manufacturing Company                                 Santa Clara, California              Delaware
Zep S.A.                                                  Bern, Switzerland                    Switzerland

The consolidated financial statements include the accounts of all subsidiaries.